Exhibit 99.2

For release July 21, 2009

Jagdeep Singh to Step Down as CEO of Infinera in January 2010 and

Remain as Executive Chairman; COO Tom Fallon Named Successor

SUNNYVALE, CA, July 21, 2009 – Infinera Corp. (NASDAQ: INFN) today announced that chairman and chief executive officer Jagdeep Singh plans to step down as CEO on January 1, 2010 and become executive chairman of the company and that chief operating officer Tom Fallon will succeed Singh as President and CEO at that time.

Singh, 42, one of the three founders of Infinera, will remain actively involved with the company, working with Fallon and the executive team on product strategy and long-term direction of the company. “After nine very satisfying years at the helm of Infinera, it is time to pass the baton of leadership for the day to day operations of the company,” said Singh. “I look forward to continuing to work with Tom and other members of the team as we continue to capitalize on our unique opportunity to disrupt the optical transport industry and further strengthen our leadership position.

“As an experienced operations executive, Tom has an exceptional background for the CEO role,” said Singh. “He spent many years in management at Cisco, including his role as VP and GM of Cisco’s optical business unit. He is one of the veterans of the Infinera management team, having joined us early in our development, and has led an increasingly broad set of functional groups at our company over the years. I’d like to congratulate Tom and I look forward to working with him on his transition into the CEO role over the next six months.”

Fallon, 47, joined Infinera in 2004 and served as the company’s vice president, engineering and operations through 2006, when he was named COO. From 2003 to 2004, Fallon was vice president, corporate quality and development operations at Cisco Systems, Inc. From 2001 to 2003, he served as Cisco’s general manager of the optical transport business unit. Fallon holds a B.S.M.E. and M.B.A. from the University of Texas at Austin.

Fallon stated: “I am thrilled with the opportunity to become CEO of Infinera and to continue working with Jagdeep, the senior team and the rest of the organization to realize the company’s tremendous long-term potential. We have a significant competitive advantage in the DWDM market with our PIC-based technology, a world-class team, and strong customer momentum, and we look forward to extending this lead in the years to come and delivering sustained profitable growth.”

For media and analysts:

Media: Jeff Ferry Infinera Tel. +1-408-572-5213 jferry@infinera.com	Investors: Bob Blair Infinera Tel. +1-408-716-4879 bblair@infinera.com

About Infinera

Infinera provides Digital Optical Networking systems to telecommunications carriers worldwide. Infinera’s systems are unique in their use of a breakthrough semiconductor technology: the photonic integrated circuit (PIC). Infinera’s systems and PIC technology are designed to provide customers with simpler and more flexible engineering and operations, faster time-to-service, and the ability to rapidly deliver differentiated services without reengineering their optical infrastructure. For more information, please visit http://www.infinera.com/.

This press release contains forward-looking statements, including statements about our products and business and statements about our ability to extend our lead and deliver sustained profitable growth. These forward-looking statements involve risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs and develop new or enhanced products to meet those needs; the adoption rate of our products; our ability to establish and maintain successful relationships with our customers; our ability to reduce customer concentration; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; shortages or price fluctuations in our supply chain; our ability to protect our intellectual property rights; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission (SEC). More information about these and other risks that may impact Infinera’s business are set forth in our annual report on Form 10-K, which was filed with the SEC on February 17, 2009, as well as subsequent reports filed with the SEC. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

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